Exhibit 10.3

FORM OF LOCK-UP AGREEMENT

This Lock-up Agreement (this “Agreement”) is entered into as of September 8, 2025, by and among Vine Hill Capital Sponsor I LLC, a Delaware limited liability company (“Sponsor”), the undersigned shareholders (the “Company Shareholders”) of CoinShares International Limited set forth on Exhibit A, a public limited company organized under the laws of the Bailiwick of Jersey, Channel Islands (the “Company”), Odysseus Holdings Limited, a private limited company organized under the laws of the Bailiwick of Jersey, Channel Islands (“Holdco”), and the shareholders of SPAC set forth on Exhibit B hereto (the “SPAC Holders” and together with the Company Shareholders, the “Holders”). The Sponsor, Holdco, the Company, the Company Shareholders and the SPAC Holders and their respective successors and permitted assigns are sometimes collectively referred to herein as the “Parties”, and each of them is sometimes individually referred to herein as a “Party”. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, Vine Hill Capital Investment Corp., a Cayman Islands exempted company (“SPAC”), the Company, Holdco and Odysseus (Cayman) Limited, a Cayman Islands exempted company and a wholly owned subsidiary of Holdco (“SPAC Merger Sub”), entered into a Business Combination Agreement, dated as of September 8, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Business Combination Agreement”);

WHEREAS, pursuant to the Business Combination Agreement, (i) at the SPAC Effective Time, upon the terms and subject to the conditions of this Agreement, the SPAC Plan of Merger and in accordance with the applicable provisions of the Cayman Companies Act, SPAC merged with and into SPAC Merger Sub (the “SPAC Merger”), with SPAC Merger Sub continuing as the surviving company after such merger and (ii) after the SPAC Merger, at the Acquisition Effective Time, SPAC Merger Sub acquired the Company by way of a court sanctioned scheme of arrangement under Jersey Companies Law pursuant to which all the shares in the Company were exchanged for ordinary shares of Holdco, with SPAC Merger Sub being the direct sole shareholder of the Company (the “Scheme of Arrangement” and, together with the SPAC Merger, the “Mergers”);

WHEREAS, as of immediately after the Acquisition Effective Time, each of the Sponsor, the Company Shareholders and the SPAC Holders (in such capacity, each a “Holder”) will be the holder of record and beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), with the sole power to dispose of (or sole power to cause the disposition of) and the sole power to vote (or sole power to direct the voting of) Lock-up Shares;

WHEREAS, in connection with the Mergers and the transactions contemplated by the Business Combination Agreement, and concurrently with the entry into the Business Combination Agreement, the Parties hereto wish to enter into this Agreement to set forth herein certain understandings between such Parties with respect to restrictions on the transfer of equity interests in Holdco.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

Article I

Introductory Matters

Section 1.01 Defined Terms. In addition to the terms defined elsewhere herein or defined under the Business Combination Agreement, the following terms have the following meanings when used herein with initial capital letters:

“Covered Shares” means all the Holdco Ordinary Shares owned by a Holder from time to time, including any Holdco Ordinary Shares issued as dividends and distributions and any securities into which or for which any or all of the Covered Shares may be changed or exchanged or which are received in any recapitalization, share exchange, share conversion or similar transactions.

“Immediate Family” means with respect to any Person, such Person’s spouse or partner (or former spouse or former partner), ancestors, descendants and ascendants (whether by blood, marriage or adoption) or spouse of a descendant of such Person, brothers and sisters (whether by blood, marriage or adoption).

“Lock-up Period” means the period beginning on the Closing Date and ending on the date that is six months after the Closing Date.

“Lock-up Shares” means (a) with respect to (i) the Sponsor or any SPAC Holder, the Covered Shares it receives as SPAC Merger Consideration with respect to the SPAC Class A Shares held by it immediately prior to the SPAC Merger Effective Time (after taking into account the SPAC Class B Conversion, the Private Placement Warrant Conversion and the SPAC Unit Separation, but not including the Sponsor Forfeited Shares, or the SPAC Shares cancelled or redeemed pursuant to the Business Combination Agreement), and (ii) any Company Shareholder, the Covered Shares it receives as the Per Company Share Scheme of Arrangement Consideration with respect to the Company Shares held by it immediately prior to the Acquisition Effective Time; and (b) any Covered Shares issued to a Party in connection with the exercise or settlement of any Holdco Public Warrant, in each case, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted.

“Permitted Transferees” means, prior to the expiration of the Lock-up Period, any Person to whom a Holder or any Permitted Transferee of such Holder is permitted to Transfer Holdco Ordinary Shares pursuant to Section 2.01(b) or Section 2.01(c).

“Transfer” means the (A) sale of, public offer to sell, entry into a contract or agreement to sell, hypothecation or pledge of, grant of any option to purchase or otherwise disposition of or agreement to dispose of, in each case, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position with respect to, any security, (B) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (C) public announcement of any intention to effect any transaction specified in clause (A) or (B).

Article II

LOCK-UP

Section 2.01 Lock-up.

(a) Subject to the exclusions in Section 2.01(b) and Section 2.01(c), each Holder, severally (and not jointly and severally), agrees not to Transfer any Lock-up Shares until the end of the Lock-up Period (the “Lock-up”).

(b) (I) Notwithstanding the Lock-up restrictions as set forth in Section 2.01(a) , each Holder may Transfer any Lock-up Shares it holds during the Lock-up Period: (i) to any direct or indirect partners, members or equity holders of such Holder, any Affiliates of such Holder or any related investment funds or vehicles controlled or managed by such Persons or their respective Affiliates; (ii) by gift to a charitable organization; (iii) in the case of an individual, by gift to a member of the individual’s Immediate Family or to a trust, the primary beneficiaries of which are one or more members of the individual’s Immediate Family or an Affiliate of such Person; (iv) in the case of a trust, to the trustor or beneficiary of such trust or the estate of a beneficiary of such trust; (v) in the case of an individual, by will or other testamentary document or device or by virtue of laws of descent and distribution upon death of the individual; (vi) in the case of an individual, pursuant to a qualified domestic relations order; (vii) with the prior written consent of Holdco; (viii) in connection with a liquidation, merger, share exchange, reorganization, tender offer, takeover offer, scheme of arrangement or other similar transaction which results in all of Holdco’s shareholders having the right to exchange their Holdco Ordinary Shares for cash, securities or other property subsequent to the Closing Date; or (ix) to the extent required by any legal or regulatory order; provided that in each case of clauses (i)–(vii), if the transferee is not a Holder, such Transfer shall be subject to prior receipt by Holdco of a duly executed joinder to this Agreement. (II) Notwithstanding the Lock-up restrictions set forth in Section 2.01(a), (i) beginning on the 90th day following the Closing Date, any Company Shareholder that is not an executive officer, founder, director or Affiliate of Holdco may Transfer up to 20% of the Lock-Up Shares held by such Company Shareholder immediately after the Closing, or otherwise issued or issuable in connection with the Transaction, so long as the closing sales price of the Holdco Ordinary Shares equals or exceeds $18.00 per share (as adjusted for any stock splits, stock dividends, reorganizations, recapitalizations and similar events) for at least 20 trading days within any thirty 30 consecutive trading day period (the “$18.00 Price Trigger Period”) commencing any time sixty (60) days after the Closing Date and (ii) any Company Shareholder may Transfer all of the Lock-Up Shares held by such Company Shareholder immediately after the Closing, or otherwise issued or issuable in connection with the Transaction, at any time, so long as the closing sales price of the Holdco Ordinary Shares equals or exceeds $22.00 per share (as adjusted for any stock splits, stock dividends, reorganizations, recapitalizations and similar events) for at least 20 trading days within any thirty 30 consecutive trading day period commencing any time following the Closing Date (the “$22.00 Price Trigger Period”).

(c) Notwithstanding the Lock-up restrictions, and without prejudice to the $18.00 Price Trigger Period and/or the $22.00 Price Trigger Period, as set forth in Section 2.01(b)(II) above, any Lock-up Shares may be pledged or otherwise encumbered as security for bona fide indebtedness of a Company Shareholder, provided that (i) the pledging or encumbering Company Shareholder shall at all times remain the beneficial owner of such Lock-up Shares; and (ii) the pledging or encumbering Company Shareholder shall retain and exercise all voting rights with respect to such Lock-up Shares, in each case for the duration of such pledge or encumbrance or otherwise until any enforcement of such pledge or encumbrance in accordance with its terms.

(d) Each Holder also agrees and consents to the entry of stop transfer instructions with Holdco’s transfer agent and registrar against the Transfer of any Lock-up Shares except in compliance with the foregoing restrictions and to the addition of a legend to such Holder’s Lock-up Shares describing the foregoing restrictions.

(e) For the avoidance of doubt, each Holder shall retain all of its rights as a shareholder of Holdco with respect to the Lock-up Shares during the Lock-up Period, including the right to vote any Lock-up Shares (subject to the other provisions hereof) and any dividends or other distributions declared on the Lock-up Shares.

(f) For a period of 18 months following the expiration of the Lock-Up Period, any Holder or group of affiliated Holders who either (i) own more than 5% of Holdco’s fully diluted capital, or (ii) wish to sell more than 25% of the daily trading volume of Holdco’s ordinary shares, is invited to contact Holdco to arrange a coordinated block sale of such ordinary shares. Nothing in this Section 2.01(f) shall create any obligation for, or on behalf of, Holdco to facilitate or arrange a block sale or other underwritten offering.

(g) During the Lock-Up Period each certificate evidencing any Lock-Up Shares shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF SEPTEMBER 8, 2025, BY AND AMONG HOLDCO, VINE HILL CAPITAL SPONSOR I LLC, AND THE OTHER PARTIES THERETO. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

Article III

Effectiveness

Section 3.01 Effectiveness.

(a) Subject to the conditions precedent as set out in this Section 3.01, this Agreement shall become effective on the Closing Date. This Agreement and the obligations of each Party hereunder shall automatically terminate ab initio upon the termination of the Business Combination Agreement.

(b) The obligations of the Parties under this Agreement shall be subject to the satisfaction (or waiver by the Company and the Sponsor in their sole discretion) of the following conditions precedents:

(i)	signature pages to this Agreement shall have been duly executed by each Company Shareholder who is named on Exhibit A; and

(ii)	each Company Shareholder that has submitted an executed signature page to this Agreement as contemplated under Section 3.01(b)(i) above, shall have also executed and provided to the Company or to such Person as the Company may direct, an irrevocable written undertaking to vote in favor of, or otherwise consent to, the Scheme of Arrangement (including any related resolutions) in such form and substance as is reasonably satisfactory to the Company.

For the avoidance of doubt, the conditions set forth in this Section 3.01 are conditions precedent to the effectiveness of this Agreement and no Party shall have any obligations hereunder unless and until all such conditions have been satisfied or otherwise waived by the Parties hereto

Article IV

Miscellaneous

Section 4.01 Miscellaneous.

(a) Further Assurances. The Parties shall execute and deliver such additional documents and take such additional actions as the Parties reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Agreement.

(b) Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) the next day when sent by overnight carrier to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder, in each case, to the addresses specified on the signature pages hereto (or at such other addresses for a Party as shall be specified by like notice).

(c) Rules of Construction. Each of the Parties agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and each Party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document. The words “hereof,” “herein,” “hereinafter,” “hereunder,” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular section or subsection of this Agreement and reference to a particular section of this Agreement will include all subsections thereof, unless, in each case, the context otherwise requires. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” References to Sections and Exhibits are to sections of, and exhibits to, this Agreement. The Exhibits form part of this Agreement. Any reference to “writing” or “written” means any method of reproducing words in a legible and non-transitory form. References to a “company” include any company, corporation or other body corporate wherever and however incorporated or established. The table of contents and headings are inserted for convenience only and do not affect the construction of this Agreement. Unless the context otherwise requires, words in the singular include the plural and vice versa and a reference to any gender includes all other genders. References to any statute or statutory provision include a reference to that statute or statutory provision as amended, consolidated or replaced from time to time (whether before or after the date of this Agreement) and include any subordinate legislation made under the relevant statute or statutory provision.

(d) Third Party Rights. This Agreement is made for the benefit of the Parties and the Permitted Transferees (and their respective successors and permitted assigns) and is not intended to confer upon any other Person any rights or remedies.

(e) Severance and Validity. If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, it shall be deemed to be severed from this Agreement. The remaining provisions will remain in full force in that jurisdiction and all provisions will continue in full force in any other jurisdiction.

(f) Counterparts. This Agreement may be executed in counterparts and shall be effective when each Party has executed and delivered a counterpart. Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute one and the same instrument.

(g) Entire Agreement. This Agreement and the Business Combination Agreement constitute the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersede all prior understandings, agreements and representations by or among the Parties to the extent they relate in any way to the subject matter hereof.

(h) Modifications and Amendments. This Agreement may not be amended, modified, supplemented or waived (i) except by an instrument in writing, signed by the Party against whom enforcement of such amendment, modification, supplement or waiver is sought and (ii) without the prior written consent of Holdco and Sponsor. No failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof.

(i) Assignment. Except for transfers permitted by Article II, neither this Agreement nor any rights, interests or obligations that may accrue to the Parties may be transferred or assigned without the prior written consent of each of the other Parties. Any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

(j) No Waiver of Rights, Powers and Remedies. No failure or delay by a Party in exercising any right, power or remedy under this Agreement, and no course of dealing between the Parties hereto, shall operate as a waiver of any such right, power or remedy of such Party. No single or partial exercise of any right, power or remedy under this Agreement by a Party, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such Party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a Party shall not constitute a waiver of the right of such Party to pursue other available remedies. No notice to or demand on a Party not expressly required under this Agreement shall entitle the Party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(k) Remedies.

(i) The Parties agree that irreparable damage may occur if this Agreement was not performed and that money damages or other legal remedies may not be an adequate remedy for any such damage. It is accordingly agreed that the Parties shall be entitled to seek equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without proof of actual damages or the inadequacy of monetary damages as a remedy, in an appropriate court of competent jurisdiction as set forth in Section 4.01(n) this being in addition to any other remedy to which any Party is entitled at law or in equity, including money damages. The Parties further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 4.01(k) is unenforceable, invalid, contrary to applicable law or inequitable for any reason, and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(ii) The Parties acknowledge and agree that this Section 4.01(k) is an integral part of the transactions contemplated hereby and without that right, the Parties would not have entered into this Agreement.

(iii) In any dispute arising out of or related to this Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing Party, if any, the costs and attorneys’ fees reasonably incurred by the prevailing Party in connection with the dispute and the enforcement of its rights under this Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a Party to be the prevailing Party under circumstances where the prevailing Party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing Party an appropriate percentage of the costs and attorneys’ fees reasonably incurred by the prevailing Party in connection with the adjudication and the enforcement of its rights under this Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.

(l) No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Holdco any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares.

(m) No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship between the Parties hereto, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between or among the Parties.

(n) Governing Law and Jurisdiction. (a) Each of the Parties irrevocably consents to the exclusive jurisdiction and venue of the state and federal courts located in the State of New York, in each case in connection with any matter based upon or arising out of this Agreement, the other Transaction Agreements and the consummation of the Transactions, agrees that process may be served upon them in any manner authorized for notice under this Agreement or otherwise by the laws of the State of New York for such Person and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. (b) Each Party hereby waives, and any Person asserting rights as a third-party beneficiary may do so only if he, she or it waives, and, in each case, agrees not to assert as a defense in any legal dispute, that: (a) such Person is not personally subject to the jurisdiction of the above named courts for any reason; (b) such Legal Proceeding may not be brought or is not maintainable in such court; (c) such Person’s property is exempt or immune from execution; (d) such Legal Proceeding is brought in an inconvenient forum; or (e) the venue of such Legal Proceeding is improper. Each Party and any Person asserting rights as a third-party beneficiary hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Each Party hereby consents to service of process in any such proceeding in any manner permitted by New York law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 4.01(b). Notwithstanding the foregoing in this Section 4.01(n), any Party may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(o) No Recourse. Notwithstanding anything to the contrary contained herein or otherwise, but without limiting any provision in the Business Combination Agreement or any other transaction document, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and Persons that are expressly identified as parties to this Agreement in their capacities as such and no former, current or future shareholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or affiliates of any Party, or any former, current or future direct or indirect shareholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the Parties or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of any Party against the other Parties, in no event shall any Party or any of its affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed or caused this Lock-up Agreement to be executed by its duly authorized representative as of the date first set forth above.

SPONSOR:

VINE HILL CAPITAL SPONSOR I LLC

By:
Name:	Nicholas Petruska
Title:	Managing Member

Address:

500 E Broward Blvd., Suite 900

Fort Lauderdale, FL 33394

Attn:	Nicholas Petruska

Daniel Zlotnitsky

E-mail:	[***]

with copies to (which shall not constitute notice) to:

Paul Hastings LLP

515 South Flower Street

Twenty-Fifth Floor

Los Angeles, CA 90071

Attention:	Jonathan Ko

Joseph Swanson

Andrew Goodman

Email:	jonathanko@paulhastings.com

josephswanson@paulhastings.com

andrewgoodman@paulhastings.com

[Signature Page to Lock-Up Agreement]

COMPANY:

COINSHARES INTERNATIONAL LIMITED

By:
Name:
Title:

Address:

2nd Floor, 2 Hill Street, JE2

4UA St Helier Jersey, Channel Islands

Attention:	Jean-Marie Mognetti

Lisa Avellini

Email:	[***]

with copies (which shall not constitute notice) to:

White & Case LLC

1221 Avenue of the Americas

New York, New York 10020

Attention:	Joel Rubinstein

Jeff Gilson

Email:	joel.rubinstein@whitecase.com

jeff.gilson@whitecase.com

HOLDCO:

ODYSSEUS HOLDINGS LIMITED

By:
Name:
Title:

Address:

Attention:

Email:

with copies (which shall not constitute notice) to:

White & Case LLC

1221 Avenue of the Americas

New York, New York 10020

Attention:	Joel Rubinstein

Jeff Gilson

Email:	joel.rubinstein@whitecase.com

jeff.gilson@whitecase.com

[Signature Page to Lock-Up Agreement]

COMPANY SHAREHOLDERS:

[_____]

By:
Name:
Title:

Address:

Attention:

Email:

[Signature Page to Lock-Up Agreement]

SPAC HOLDERS:

[_____]

By:
Name:
Title:

Address:

Attention:

Email:

[Signature Page to Lock-Up Agreement]